UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  May 18, 2010

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Today at the American Thoracic Society International Conference in New Orleans, Louisiana, GlaxoSmithKline (GSK) presented two posters containing information from Phase 1 and Phase 2a studies with vilanterol trifenatate (GW642444), the long-acting beta2 agonist (LABA) in RELOVAIR™.  RELOVAIR™ is a next-generation, once-daily combination medicine of vilanterol trifenatate and an inhaled corticosteroid, fluticasone furoate, being developed for the treatment of patients with chronic obstructive pulmonary disorder (COPD) or asthma.  RELOVAIR™ is being developed under the LABA collaboration between GSK and Theravance, Inc.  The two posters are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

Exhibit 99.1

Vilanterol trifenatate (VI; GW642444M), a novel inhaled long-acting beta2 adrenoceptor agonist (LABA), at single doses of 25, 50 and 100mcg, is well tolerated and demonstrates prolonged bronchodilation in COPD patients

Exhibit 99.2

The pharmacodynamics, pharmacokinetics and tolerability of repeat doses of the novel inhaled long-acting beta2 adrenoceptor agonist (LABA) vilanterol trifenatate (VI; GW642444M) (25, 50 and 100mcg) in healthy subjects

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: May 18, 2010	By:	/s/ Michael W. Aguiar

Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1

Vilanterol trifenatate (VI; GW642444M), a novel inhaled long-acting beta2 adrenoceptor agonist (LABA), at single doses of 25, 50 and 100mcg, is well tolerated and demonstrates prolonged bronchodilation in COPD patients

Exhibit 99.2

The pharmacodynamics, pharmacokinetics and tolerability of repeat doses of the novel inhaled long-acting beta2 adrenoceptor agonist (LABA) vilanterol trifenatate (VI; GW642444M) (25, 50 and 100mcg) in healthy subjects